Exhibit 99.1

U.S. Physical Therapy Reports Fourth Quarter and Year 2004 Results

    HOUSTON--(BUSINESS WIRE)--March 3, 2005--U.S. Physical Therapy, Inc. (Nasdaq:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the fourth quarter and year-ended December 31, 2004.
    U.S. Physical Therapy's reported net earnings for the fourth quarter of 2004 were $1.8 million or $0.15 per diluted share. For the year ended December 31, 2004, the reported net earnings were $6.7 million or $0.54 per diluted share. The results for the year include charges of $1.2 million after tax related primarily to costs associated with the Company's former CEO departure and costs and losses associated with clinic closures. Additionally, on February 7, 2005 the Securities and Exchange Commission issued a letter clarifying the staff's interpretation of certain accounting principles relating to operating leases. In accordance with that interpretation, the Company booked in the fourth quarter an accumulated accrual for straight line rents principally for the combined years of 2001 through 2004 of $157 thousand after tax. Excluding these charges, offset by a gain recorded on the sale of a clinic, reported net earnings for 2004 would have been $7.8 million or approximately $0.63 per diluted share. A schedule detailing this information is attached.
    Chris Reading, Chief Executive Officer, said, "2004 was a transitional year and we are pleased to end it on a positive note. During the quarter we ramped up development opening 11 new clinics. For the year, we opened 35 clinics, closed 12 and sold one bringing our year end total to 264 clinics."
    Larry McAfee, Chief Financial Officer, said, "From September through December we repurchased 373,403 U.S. Physical Therapy common stock shares at an average price of $14.95 per share. As of year end, we had an additional 444,000 shares available for purchase under the Company's authorized share repurchase program. Even after using $5.6 million for stock purchases, cash and cash equivalents totaled $20.6 million at year end representing a $3.7 million increase over 2003 year end."

    Fourth Quarter 2004 as compared to Fourth Quarter 2003

    -- Net revenue rose 11.8% to $29.9 million, from $26.7 million, due to an 8.6% increase in patient visits to 304,000 from 280,000, combined with a 3.6% increase from $93.34 to $96.67 in net patient revenue per visit.

    -- Clinic operating costs decreased to 72.5% of net revenue compared to 73.5%. Corporate office cost as a percentage of net revenues was 13.6% for both quarters.

    -- Net income for the quarter increased 26.8% from $1.4 million to $1.8 million. Reported earnings were $0.15 per diluted share for the fourth quarter 2004 as compared to $0.12.

    -- Average visits per day per clinic were 18.7 for both quarters. These averages include all of the Company's clinics including those opened during the periods.

    -- Same store visits for clinics open for one year or more increased 3.4%. The net rate per visit for those clinics also increased 3.4% resulting in a same store revenue increase of 6.9%.

    Year 2004 as compared to Year 2003

    -- Net revenue rose 12.1% to $118.3 million, from $105.5 million, due to an 8.5% increase in patient visits to 1.2 million and a 3.8% increase in net patient revenue per visit to $96.40.

    -- Clinic operating costs were 72.3% of net revenue versus 70.7% for the prior year. Corporate office costs were 14.2% of net revenues versus 13.2%. Corporate office costs for 2004 include a pre tax charge of $0.9 million primarily related to severance payments and recruiting fees associated with the CEO change in July.

    -- Net income decreased 8.9% to $6.7 million from $7.3 million. Earnings per share decreased to $0.54 per diluted share from $0.61. As further described in an attached schedule, excluding reconciling items the 2004 adjusted net earnings was $7.8 million or $.63 per diluted share.

    -- Average daily visits per clinic were 18.8 and 19.9 for 2004 and 2003, respectively. These averages include all of the Company's clinics including those opened in the past year.

    -- Same store visits for clinics open for one year or more increased 6.2%. The net rate per visit for those clinics increased 3.8% resulting in a same store revenue increase of 10.0%.

    This press release contains non-GAAP financial measures as defined by Regulation G of the Securities and Exchange Commission. The attached financial summary contains a schedule which reconciles these measures to the most directly comparable GAAP measures. These non-GAAP financial measures may be considered in addition to, not as a substitute for the financial measures prepared in accordance with GAAP (generally accepted accounting principles).

    U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on March 3, 2005 to discuss the Company's fourth quarter and year 2004 results. Interested parties may participate in the call by dialing 800-938-0653 or 973-321-1100 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days at this website.

    Forward-Looking Statements

    This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as "believes," "expects," "intends," "plans," "appear," "should" and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

    --  revenue and earnings expectations;

    -- general economic, business, and regulatory conditions including federal and state regulations;

    -- availability of qualified physical and occupational therapists;

    -- the failure of our clinics to maintain their Medicare certification status or changes in Medicare admission guidelines;

    -- competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-off or write-down of goodwill;

    -- changes in reimbursement rates or methods from third party payors including government agencies and deductibles and co-pays owed by patients;

    --  maintaining adequate internal controls;

    --  availability, terms, and use of capital;

    --  future acquisitions; and

    --  weather.

    These factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see the other sections of this report and our other periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

    About U.S. Physical Therapy, Inc.

    Founded in 1990, U.S. Physical Therapy, Inc. operates 264 outpatient physical and/or occupational therapy clinics in 35 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups. U.S. Physical Therapy, Inc. has been named for three consecutive years in Forbes Magazine's Best 200 Small Companies List.
    More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

    (See Attached Tables)

             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
                 (In thousands, except per share data)

                              Three Months Ended      Year Ended
                                 December 31,        December 31,
                              ------------------- -------------------
                                2004      2003      2004      2003
                              --------- --------- --------- ---------
                                  (unaudited)         (unaudited)

Net patient revenues           $29,413   $26,136  $116,295  $103,225
Management contract revenues       421       563     1,968     2,210
Other revenues                      21         6        45        78
                              --------- --------- --------- ---------
Net revenues                    29,855    26,705   118,308   105,513

Clinic operating costs:
  Salaries and related costs    14,800    13,749    59,053    52,406
  Rent, clinic supplies and
   other                         6,722     5,588    24,929    21,226
  Provision for doubtful
   accounts                        266       221     1,293       932
                              --------- --------- --------- ---------
                                21,788    19,558    85,275    74,564

  Closure (costs)
   adjustment (A)                  125       (40)     (690)      (40)
  Gain (loss) on sale or
   disposal of fixed assets          9       (36)      452        --

Corporate office costs           4,050     3,639    16,802    13,967
                              --------- --------- --------- ---------

Operating income                 4,151     3,432    15,993    16,942
Other income (expense)
  Interest income (expense),
   net                              81       (48)      146      (134)
  Minority interests in
   subsidiary limited
   partnerships                 (1,307)   (1,106)  ( 5,362)  ( 5,025)
                              --------- --------- --------- ---------
                                (1,226)   (1,154)   (5,216)   (5,159)

Income before income taxes       2,925     2,278    10,777    11,783
Provision for income taxes       1,112       848     4,099     4,452
                              --------- --------- --------- ---------

Net income                      $1,813    $1,430    $6,678    $7,331
                              ========= ========= ========= =========

Basic earnings per common
 share (Note 2)                  $0.15     $0.13     $0.56     $0.66
                              ========= ========= ========= =========
Diluted earnings per common
 share (Note 2)                  $0.15     $0.12     $0.54     $0.61
                              ========= ========= ========= =========

Note 1: Certain prior period amounts have been reclassified for comparison purposes. (A) Includes an $182,000 charge associated with the disposal of leasehold costs recorded in the third quarter 2004.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                    CONSOLIDATED EARNINGS PER SHARE
                 (In thousands, except per share data)

Note 2: The following table sets forth the computation of basic and diluted earnings per share:

                              Three Months Ended      Year Ended
                                 December 31,        December 31,
                              ------------------- -------------------
                                2004      2003      2004      2003
                              --------- --------- --------- ---------
                                  (unaudited)         (unaudited)
Numerator:
  Net income                    $1,813    $1,430    $6,678    $7,331
                              --------- --------- --------- ---------
  Numerator for basic earnings
   per share                     1,813     1,430     6,678     7,331
  Effect of dilutive
   securities:
  Interest on convertible
   subordinated notes payable        -        31        45       123
                              --------- --------- --------- ---------
  Numerator for diluted
   earnings per share ---
   income available to common
   stockholders after assumed
   conversions                  $1,813    $1,461    $6,723    $7,454
                              ========= ========= ========= =========
Denominator:
  Denominator for basic
   earnings per share ---
   weighted-average shares      12,348    11,245    11,916    11,051
  Effect of dilutive
   securities:
  Stock options                    158       394       262       476
  Convertible subordinated
   notes payable                     -       700       253       700
                              --------- --------- --------- ---------
  Dilutive potential common
   shares                          159     1,094       515     1,176
                              --------- --------- --------- ---------
  Denominator for diluted
   earnings per share ---
   adjusted weighted-average
   shares and assumed
   conversions                  12,506    12,339    12,431    12,227
                              ========= ========= ========= =========

  Basic earnings per common
   share                         $0.15     $0.13     $0.56     $0.66
                              ========= ========= ========= =========
  Diluted earnings per common
   share                         $0.15     $0.12     $0.54     $0.61
                              ========= ========= ========= =========


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
                      CONSOLIDATED BALANCE SHEETS
          (In thousands, except share and per share amounts)

                                         December 31,   December 31,
                                            2004           2003
                                        -------------- --------------
                                         (unaudited)
ASSETS
Current assets:
  Cash and cash equivalents                   $20,553        $16,822
  Patient accounts receivable, less
   allowance for doubtful accounts of
   $2,447 and $3,456, respectively             17,669         15,008
  Accounts receivable -- other                    549            758
  Other current assets                          1,835          2,432
                                        -------------- --------------
          Total current assets                 40,606         35,020
Fixed assets:
  Furniture and equipment                      22,781         20,598
  Leasehold improvements                       13,912         12,644
                                        -------------- --------------
                                               36,693         33,242
  Less accumulated depreciation and
   amortization                                23,043         19,941
                                        -------------- --------------
                                               13,650         13,301
Goodwill, net of amortization of $335           6,127          5,685
Other assets, net of amortization of
 $432                                           1,225            833
                                        -------------- --------------
                                              $61,608        $54,839
                                        ============== ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable -- trade                    $1,181           $498
  Accrued expenses                              4,367          3,422
  Notes payable                                    70             39
  Convertible subordinated notes payable            -          2,333
                                        -------------- --------------
          Total current liabilities             5,618          6,292
Notes payable -- long-term portion                 --             83
Deferred rent                                   1,518          1,493
Other long-term liabilities                       982            346
                                        -------------- --------------
          Total liabilities                     8,118          8,214
Minority interests in subsidiary limited
 partnerships                                   3,311          3,278
Commitments and contingencies
Shareholders' equity:
  Preferred stock, $.01 par value,
   500,000 shares authorized, no
   shares issued and outstanding                   --             --
  Common stock, $.01 par value,
   20,000,000 shares authorized,
   13,436,577 and 12,242,577 shares
   issued at December 31, 2004
   and December 31, 2003, respectively            134            122
  Additional paid-in capital                   32,534         26,808
  Retained earnings                            35,617         28,939
  Treasury stock at cost, 1,320,503
   shares held at December 31, 2004
   and 947,100 shares at December 31,
   2003, respectively                         (18,106)       (12,522)
                                        -------------- --------------
          Total shareholders' equity           50,179         43,347
                                        -------------- --------------
                                              $61,608        $54,839
                                        ============== ==============

Note 1: Certain prior period amounts have been reclassified for comparison purposes.


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (In thousands)

                                                 Year Ended
                                                December 31,
                                        -----------------------------
                                            2004           2003
                                        -------------- --------------
                                                 (unaudited)
Operating activities
  Net income                                   $6,678         $7,331
  Depreciation and amortization                 4,322          3,863
  (Gain) Loss on sale or disposal of
   fixed assets                                  (154)            --
  Minority interest in earnings                 5,362          5,025
  Provision for doubtful accounts               1,293            932
  Tax benefit from exercise of options          1,634          2,037
  Deferred rent                                  (350)          (272)
  Deferred income taxes                           146            474
  Other                                            --             14
  Changes in working capital                   (1,047)        (1,872)
                                        -------------- --------------
      Net cash provided by operating
       activities                              17,884         17,532

Investing activities
  Purchase of fixed assets                     (4,970)        (5,133)
  Purchase of intangibles                        (504)           (31)
  Proceeds on sale of fixed assets                515             --
  Other                                            --            136
                                        -------------- --------------
      Net cash used in investing
       activities                              (4,959)        (5,028)

Financing activities
  Payment of notes payable                        (52)           (38)
  Repurchase of common stock                   (5,584)           (20)
  Proceeds from exercise of stock
   options                                      1,771          1,462
  Distributions to minority investors          (5,329)        (4,696)
                                        -------------- --------------
      Net cash used in financing
       activities                              (9,194)        (3,292)

        Change in cash and cash
         equivalents                           $3,731         $9,212
                                        ============== ==============


             U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES
         RECONCILIATION OF GAAP NET INCOME TO ADJUSTED INCOME
               (In thousands, except per share amounts)

                                       Fourth Quarter 2004
                            -----------------------------------------
                                                         Per Diluted
                            Before Taxes  After Taxes       Share
                            ------------  ------------  -------------
Net income                       $2,925        $1,813          $0.15
Reconciling items:
Clinic closure costs
 revision                          (125)          (77)         (0.01)
Accrual for straight line
 rents, net of minority
 interest                           254           157           0.01
                            ------------  ------------  -------------

Adjusted income                  $3,054        $1,893          $0.15
                            ============  ============  =============


                                            Year 2004
                            -----------------------------------------
                                                         Per Diluted
                            Before Taxes  After Taxes       Share
                            ------------  ------------  -------------
Net income                      $10,777        $6,678          $0.54
Reconciling items:
  Closed clinic operating
   losses                           393           244           0.02
  Clinic closure costs              690           428           0.03
  Severance and recruiting
   fees                             925           573           0.05
  Gain on sale of assets           (452)         (280)         (0.02)
  Accrual for straight line
   rents, net of minority
   interest                         254           157           0.01
                            ------------  ------------  -------------

Adjusted income                 $12,587        $7,800          $0.63
                            ============  ============  =============

Note: In response to the February 7, 2005 letter from the Chief Accountant of the Security and Exchange Commission to the American Institute of Certified Public Accountants, the Company undertook a comprehensive review of its accounting practices for leases. As a result of this review, the Company made an accounting adjustment that resulted in an acceleration of rent expense under certain leases that contained rent abatements and fixed escalations in rental payments. The Company recorded a cumulative rent expense adjustment relating to this matter of approximately $254,000 pre tax, or $157,000 after tax, in the fourth quarter of 2004, which equates to $.01 per diluted share for the fourth quarter and full year 2004. This accounting adjustment does not affect the Company's historical or future cash flows or the timing or amounts of rental payments. Additionally, this correction is not material to prior periods.

    CONTACT: U.S. Physical Therapy, Inc., Houston
             Larry McAfee, 713-297-7000
             or
             Chris Reading, 713-297-7000
             or
             Investors Relations:
             DRG&E
             Jack Lascar, 713-529-6600